EXHIBIT 99.1                                                 PSB BANCGROUP, INC.

WARRANT PURCHASE
AND EXERCISE FORM

Note: Please read the instructions which accompany this form.

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I irrevocably  elect to purchase and exercise warrants to purchase the indicated
number of shares of PSB BancGroup, Inc. common stock and tender payment for such warrants and shares at $0.25 per warrant and $9.00 per share, in accordance with the terms of PSB's Second Amended and Restated Warrant Plan.

Deadline: Our warrants expire on September 9, 2002. We must receive your completed form and payment by that date. Any orders must be received by that date or will not be fulfilled.

--------------------------------------------------------------------------------------------------
Number of Warrants and Shares
--------------------------------------------------------------------------------------------------

(1) Number of Warrants and Shares         Price Per Warrant or Share            (2) Amount Due
----------------------------------                                            --------------------
                                     x             $0.25                  =
----------------------------------                                            --------------------
                                                   $9.00                  =
                                                                              --------------------
                                                                       Total
                                                                              --------------------

The minimum number of warrants and shares that may be purchased is 100. No person, together with associates of, and persons acting in concert with such persons, may purchase more than 9.9% of the total number of shares outstanding following the completion of the offering without prior regulatory approval.

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Method of Payment
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(3)  Enclosed is a check,  bank draft or money order payable to the  Independent
     Bankers' Bank of Florida for PSB BancGroup, Inc. for $____________.

(4) If you are purchasing through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name:________________________     City__________________________________

Broker Name:_________________________     State:__________   Zip Code:__________

Street Address:______________________     Phone Number:_________________________

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Stock Registration
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                             ONE OWNERSHIP PER FORM

(5)  Form of stock ownership

     [_] Individual          [_] Corporation                                 [_] Partnership
     [_] Joint Tenants       [_] Uniform Transfer or Gift to Minors          [_] IRA (custodian name and signature required)
     [_] Tenants in Common       (minor's social security number required)   [_] Fiduciary/Trust (under  agreement dated ________)
                             [_] Tenant by the Entireties
                                 (husband and wife only)

-------------------------------------------------------------------------------------------------------------------------------
Name _______________________________________________________________    Social Security or Tax I.D. ___________________________

Name _______________________________________________________________    Daytime Telephone _____________________________________

Street Address _____________________________________________________    Evening Telephone _____________________________________

City ______________________  State __________  Zip Code ____________    State of Residence ____________________________________

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

                                     (OVER)

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
OFFICE USE: Date Received ____________ Check #_________ Amount $___________ Order #________ Category ________ Initials _________
--------------------------------------------------------------------------------------------------------------------------------

NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

     [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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Acknowledgments
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By signing below:

1. I acknowledge receipt of the prospectus dated _____________. I understand that I may not change or revoke my order once it is accepted by PSB. I also certify that this order is for my account and not for resale.

2.   I certify that:

     (i) the social security number or taxpayer identification number given herein is correct; and

     (ii) I am not subject to backup withholding.

     If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out item (ii) above.

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

4.   I acknowledge that PSB has the right to accept or reject this form in whole
     or  in  part  and  will  match   orders   and   deposits   received   on  a
     first-come-first-served basis.

================================================================================

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.

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Signature                                               Title (if applicable)                                   Date
------------------------------------------------------------------------------------------------------------------------------------
1. _________________________________________________________________________________________________________________________________

2. _________________________________________________________________________________________________________________________________

3. _________________________________________________________________________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     RETURN THIS FORM TO:         INDEPENDENT BANKERS' BANK OF FLORIDA
                                  615 CRESCENT EXECUTIVE COURT
                                  SUITE 400
                                  LAKE MARY, FLORIDA 32748

                               PSB BANCGROUP, INC.

                                  INSTRUCTIONS

================================================================================
Instructions
================================================================================

Items 1 and 2 - Fill in the number of warrants and shares that you wish to purchase and the total payment due. The amount due is determined by multiplying that number by the $0.25 warrant purchase price and by the $9.00 per share exercise price, and then adding the two sums. The minimum purchase is 100 shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 9.9% of the total number of shares outstanding following the completion of the offering without prior regulatory approval.

PSB has reserved the right to reject any order received in the offering, in whole or in part.

Item 3 - Payment may be made by check, bank draft or money order made payable to Independent Bankers' Bank of Florida for PSB BancGroup, Inc. PLEASE DO NOT MAIL CASH.

Item 4 - If purchasing through a broker/dealer please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we use in the issuance of PSB common stock. Print the exact name(s) in which you want the shares registered and the mailing address of the shareholder. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

PLEASE DATE AND SIGN THE FORM WHERE INDICATED ON THE BACK.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual - The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may include two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make share purchases from their IRA accounts through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. The order form must be completed and executed by the IRA Custodian. Please contact PSB if you have any questions about your IRA account.

Uniform Transfer or Gift to Minors - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Florida Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor's Social Security number. Only one custodian and one minor may be designated.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties - Husband and wife only. Essentially the same as Joint Tenants.

Corporation/Partnership - Corporations/Partnerships may purchase shares. Please provide the Corporation's/ Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement dated June 9, 1987."

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Definition of Associate
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A person's  associates  consist of the following:  (1) any  corporation or other organization (other than PSB) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of PSB in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of PSB.